Exhibit 99.1

Moleculin Reports Full Year 2022 Financial Results and Provides Pipeline Update

– 2022 marked by continued execution and growing body of positive data across clinical and preclinical development programs

– Sufficient capital to fund operations into the third quarter of 2024

– Company to host conference call and webcast today at 8:30 AM ET

HOUSTON, March 23, 2023 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses, today reported its financial results for the fiscal year ended December 31, 2022 and provided a pipeline update. As previously announced, the Company will host a conference call and live audio webcast, today, Thursday, March 23, 2023, at 8:30 AM ET (details below).

“I am extremely proud of our team’s solid execution of our strategy in 2022, resulting in significant progress on multiple fronts. We fully expect to build on the momentum from our positive and highly encouraging data to date and believe Moleculin is well positioned for an exciting 2023. Specifically, we look forward to multiple data readouts with Annamycin as well as across our pipeline over the course of this year, which we hope will unlock value in the near and long term,” commented Walter Klemp, Chairman and Chief Executive Officer of Moleculin.

Recent Highlights

●

Announced the publication of data evaluating Annamycin’s performance as an anthracycline designed to avoid the cardiotoxicity typically associated with currently prescribed anthracyclines, in a manuscript titled, “Anthracycline-induced cardiotoxicity – are we about to clear this hurdle?,” published in the peer-reviewed European Journal of Cancer.

●	Received approval in Italy to conduct and dosed first subjects for Phase 1/2 trial evaluating Annamycin in combination with cytarabine (Ara-C) for the treatment of acute myeloid leukemia (AML).
●

Announced final topline successful safety data – setting a recommended Phase 2 dose - and reported 80% overall response rate in final cohort from the European Phase 1 trial evaluating Annamycin as a single agent treatment of Refractory AML.

●	Granted Fast Track Designation from the U.S. Food and Drug Administration (FDA) of WP1122 for the treatment of Glioblastoma Multiforme (GBM).

Summary of Financial Results for the Full Year 2022

Research and development (R&D) expense was $19.0 million and $14.4 million for the years ended December 31, 2022 and 2021, respectively. The increase in R&D of $4.6 million is mainly related to increased clinical trial activity, and costs related to manufacturing of additional drug product.

General and administrative (G&A) expense was $11.5 million and $8.4 million for the years ended December 31, 2022 and 2021, respectively. The increase in G&A of $3.1 million was mainly attributable to an increase in regulatory and legal services, and consulting & advisory fees.

The net loss for the year ended December 31, 2022 was $29.0 million, which included non-cash gains of $1.3 million on warrants in 2022 as compared to $6.7 million in the prior year and approximately $2.3 million of stock-based compensation expense in 2022 as compared to $2.4 million in 2021.

As of December 31, 2022, we had cash and cash equivalents of $43.1 million and prepaid expenses and other current assets of $2.5 million. The Company believes that this cash is sufficient to meet its projected operating requirements into the third quarter of 2024.

Conference Call and Webcast

Moleculin management will host its quarterly conference call and live audio webcast for investors, analysts, and other interested parties today, Thursday, March 23, 2023, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (877) 407-0832 (domestic) or (201) 689-8433 (international) and referencing the Moleculin Biotech Conference Call. The live webcast will be accessible on the Events page of the Investors section of the Moleculin website, moleculin.com, and will be archived for 90 days.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company's forecasted cash burn rate (including its estimate of cash sufficient to meet its projected operating requirements). Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com

Moleculin Biotech, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$43,145	$70,903
Prepaid expenses and other current assets	2,451	1,594
Total current assets	45,596	72,497
Furniture and equipment, net	275	338
Intangible assets	11,148	11,148
Operating lease right-of-use asset	403	107
Total assets	$57,422	$84,090

Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$4,819	$3,622
Total current liabilities	4,819	3,622
Operating lease liability - long-term, net of current portion	335	63
Warrant liability - long term	77	1,412
Total liabilities	5,231	5,097
Total stockholders' equity	52,191	78,993
Total liabilities and stockholders' equity	$57,422	$84,090

Unaudited Condensed Consolidated Statements of Operations
	Year Ended December 31,
(in thousands, except share and per share amounts)	2022	2021
Revenues	$-	$-
Operating expenses:
Research and development	18,968	14,418
General and administrative and depreciation and amortization	11,672	8,550
Total operating expenses	30,640	22,968
Loss from operations	(30,640)	(22,968)
Other income:
Gain from change in fair value of warrant liability	1,335	6,728
Other income, net	40	40
Interest income, net	240	306
Net loss	(29,025)	(15,894)

Net loss per common share - basic and diluted	$(1.01)	$(0.59)
Weighted average common shares outstanding - basic and diluted	28,604,397	26,875,927